UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K
                                 CURRENT REPORT



                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest events reported)  August 17, 2001
                                                            ---------------
                                                           (August 16, 2001)
                                                            ---------------



                      PUBLIC SERVICE COMPANY OF NEW MEXICO
                      ------------------------------------
             (Exact name of registrant as specified in its charter)


           New Mexico                Commission                85-0019030
----------------------------                             -----------------------
(State or Other Jurisdiction     File Number 1-6986         (I.R.S. Employer
      of Incorporation)                                  Identification) Number)



             Alvarado Square, Albuquerque, New Mexico    87158
             ----------------------------------------    -----
             (Address of principal executive offices)  (Zip Code)



                                 (505) 241-2700
                                 --------------
              (Registrant's telephone number, including area code)

                         ------------------------------
              (Former name, former address and former fiscal year,
                         if changed since last report)

Item 9.  Regulation FD Disclosure

The following is a press release issued by the Company on August 16, 2001 and is being filed herewith as a Regulation FD Disclosure.

        PNM Names Energy Risk Management Strategist to Board of Directors

ALBUQUERQUE, N.M. August 16, 2001 - PNM, Public Service Company of New Mexico (NYSE:PNM) today announced that New York business executive R. Martin Chavez has been appointed to the PNM Board of Directors.

Chavez, 37, is chairman and chief executive officer of Kiodex, Inc., a technology and services company that provides Web-based risk management and trading solutions to large corporate clients and global exchanges. Chavez co-founded Kiodex in February of 2000. Since that time, the company has formed strategic alliances with EnronOnline and the New York Mercantile Exchange. Previously, Chavez served as a vice president and senior energy strategist for Goldman, Sachs & Co. and as a director of Credit Suisse First Boston and Credit Suisse Financial Products.

"With his broad business background and his expertise in energy commodity markets and risk management, Martin Chavez brings a unique new perspective to the PNM Board," said PNM Chairman, President and Chief Executive Officer Jeff Sterba. "In recent years, our success in bulk power trading has been the primary driver in PNM revenue and earnings growth. As a director, Mr. Chavez will be of assistance in helping us continue to build on that success."

A native of Albuquerque, Chavez is a graduate of Harvard University and holds a doctorate from Stanford University. "My ties to New Mexico remain quite strong," Chavez said, "and I frequently come back to visit my family in Albuquerque. It's a pleasure to be able to take a hand in guiding one of New Mexico's oldest, largest and most successful public companies."

Chavez replaces Manuel Lujan Jr., 73, a former Congressman and former U.S. Secretary of the Interior who is retiring from the PNM Board. "Secretary Lujan's long years of experience both as a New Mexico businessman and a leader in government have been of value to PNM since he joined the board in 1994," Sterba said.

PNM is a combined electric and gas utility serving approximately 1.3 million people in New Mexico. The company also sells power on the wholesale market in the Western U.S. PNM stock is traded primarily on the NYSE under the symbol PNM.


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


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        PUBLIC SERVICE COMPANY OF NEW MEXICO
                                   ---------------------------------------------
                                                   (Registrant)


Date:  August 17, 2001                             /s/ John R. Loyack
                                   ---------------------------------------------
                                                   John R. Loyack
                                        Vice President, Corporate Controller
                                            and Chief Accounting Officer
                                   (Officer duly authorized to sign this report)



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